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                                  EXHIBIT 99(1)

                        CONSENT OF HOVDE FINANCIAL, INC.


First Security Corporation
79 South Main Street
Salt Lake City, Utah  84111


Gentlemen:

         We hereby consent to the inclusion of our Fairness Opinion addressed to the Board of Directors of Comstock Bancorp in the Form S-4 Registration Statement of First Security Corporation to be filed in connection with the pending acquisition of Comstock Bancorp by First Security Corporation. We also consent to the inclusion in the such Form S-4 Registration Statement of references to our firm.

                                             Sincerely,

March 9, 1999                                HOVDE FINANCIAL, INC.

                                             /s/ Braddock J. LaGrua
                                             --------------------------
                                             Senior Vice President